UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 14, 2011, Geron Corporation (the “Company”) announced that Jane S. Lebkowski, Ph.D., the Company’s Senior Vice President and Chief Scientific Officer, would separate employment from the Company effective December 31, 2011 in connection with the Company’s decision to narrow its technology and therapeutic focus to oncology.

     On December 29, 2011, the Company and Dr. Lebkowski entered into a Transition and Separation Agreement (the “Lebkowski Agreement”), effective January 10, 2012, that provides for, among other things, a lump sum cash severance payment of $368,500 and 12 months of continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, consistent with Dr. Lebkowski’s 2003 employment agreement. In addition, the exercise period of all exercisable stock options held by Dr. Lebkowski was extended to December 31, 2013. The Lebkowski Agreement also provides that the indemnification and confidentiality provisions of Dr. Lebkowski’s 2003 employment agreement remain in full force and effect. In consideration of the entry into the Lebkowski Agreement and the separation benefits described above, Dr. Lebkowski has provided the Company with a general release of claims against the Company.

     In addition, on December 29, 2011, the Company and Dr. Lebkowski entered into a Consulting Agreement effective January 14, 2012 (the “Lebkowski Consulting Agreement”), pursuant to which Dr. Lebkowski has agreed to serve as an independent consultant to the Company until March 31, 2012 with an option in favor of the Company to extend the term until June 30, 2012. The Company and Dr. Lebkowski may each terminate the Lebkowski Consulting Agreement at any time with thirty (30) days advance notice. The Lebkowski Consulting Agreement provides that Dr. Lebkowski will receive a consulting fee of $400 per hour. Under the Lebkowski Consulting Agreement, Dr. Lebkowski is entitled to continued vesting of currently unvested restricted stock awards and unvested stock options during the period that Dr. Lebkowski continues to serve as a consultant to the Company and her performance-based restricted stock will remain eligible for vesting, in each case, conditioned on Dr. Lebkowski’s continued service as a consultant and subject to vesting in accordance with the original terms of the award.

     The foregoing description of each of the Lebkowski Agreement and Lebkowski Consulting Agreement is qualified in its entirety by reference to the full text of such agreements, which, in each case, will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: January 5, 2012	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Vice President and
Chief Accounting Officer